UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 12, 2018 (April 11, 2018)

SPECIAL VALUE CONTINUATION PARTNERS, LP
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00897	68-0631675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Effective as of April 11, 2018, the registrant’s board of directors amended and restated the registrant’s partnership agreement (the “Third Amended and Restated Partnership Agreement”) to clarify that the chairman of any meeting of the partners has the authority to adjourn such meeting.

A copy of the Third Amended and Restated Partnership Agreement is furnished as Exhibit 3 to this report. The foregoing description of the Third Amended and Restated Partnership Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Partnership Agreement, which is attached hereto as Exhibit 3 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

d)	Exhibits.

Exhibit Number	Description

3	Third Amended and Restated Partnership Agreement, dated April 11, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Special Value Continuation Partners, LP
Date: April 12, 2018
	By:	/s/	Elizabeth Greenwood
	Name:		Elizabeth Greenwood
	Title:		General Counsel